SECURITIES AND EXCHANGE COMMISSION
      WASHINGTON, D.C. 20549




                              FORM 8-K




                           CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15 (D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 16, 2001

                           COMSHARE, INCORPORATED
           (Exact name of registrant as specified in its charter)



    Michigan                     0-4096              38-1804887
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(State or other           (Commission File       (I.R.S. Employer
jurisdiction of                Number)           Identification No.)
incorporation or
organization)


555 Briarwood Circle, Ann Arbor, Michigan             48108
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(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code: (734) 994-4800

                                     N/A
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        (Former Name or Former Address, if Changed Since Last Report)































Item 5. Other Events

        On February 16, 2001, the Board of Directors of Comshare,
Incorporated (the "Company") amended the Company's bylaws including the provisions of Section 4.03.5 relating to business to be conducted at meetings of shareholders and shareholder nominations and proposals. The Company's Restated Bylaws are attached hereto and incorporated by reference.


        Under the bylaws as amended, shareholder proposals intended to be presented at the 2001 Annual Meeting which are not eligible for inclusion in the Company's Proxy Statement under Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), and shareholder nominations of individuals for election to the Board of Directors at the 2001 Annual Meeting, must be received by the Company not later than August 22, 2001. This date may be earlier than the deadline date described in the Company's 2000 Proxy Statement.

        There is no change in the date that shareholder proposals intended to be presented at the 2001 Annual Meeting which are eligible for inclusion in the Company's Proxy Statement for that meeting under Rule 14a-8 promulgated under the Exchange Act must be received by the Company if they are to be included in the Company's Proxy Statement relating to that meeting. This date is not later than June 20, 2001.

        All such proposals or nominations should be addressed to the Secretary at the Company's principal executive offices and should satisfy the requirements applicable to shareholder proposals or nominations contained in the Company's bylaws.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

No.     Description

3.02    Restated Bylaws of Comshare, Incorporated, dated
        February 16, 2001


                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                         COMSHARE, INCORPORATED


                                         By: /s/ Brian Jarzynski


March 9, 2001






















                                EXHIBIT INDEX

No.     Description

3.02 Restated Bylaws of Comshare, Incorporated, dated February 16, 2001